UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Washington	000-18307	91-1423516
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

101 Stewart Street, Suite 700 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-1351

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On December 27, 2013, Northland Cable Properties Eight Limited Partnership (the “Partnership”) filed with the Secretary of State of the State of Washington a certificate of amendment to its certificate of partnership relating to an amendment to its Partnership Agreement, as amended, to extend the term of the Partnership from December 31, 2013 to December 31, 2016 (the “Amendment”). The Amendment was approved at a special meeting of limited partners on December 17, 2013 (the “Special Meeting”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on December 17, 2013, the limited partners of the Partnership voted to approve the proposal to amend the Partnership Agreement, as amended, to extend the term of the Partnership until December 31, 2016. The following is a summary of the votes cast at the Special Meeting with respect to the matter:

	Approve	Disapprove	Abstain and Broker Non-Votes
Proposal to approve the Amendment	10,799.67	1,569.47	219

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership By: Northland Communications Corporation, Its General Partner

Date: January 6, 2014	By:	/s/ Richard I. Clark
Richard I. Clark Executive Vice President, Treasurer and Assistant Secretary